UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BODISEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-0381367
(State of other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

Room 2001, FanMei Building
No. 1 Naguan Zhengjie
Xi’an, Shaanxi, the People’s Republic of China	710068
(Address of Principal Executive Offices)	(Zip Code)

Bodisen Biotech, Inc.
2010 Incentive Stock Plan
(Full Title of Plan)

Mr. Bo Chen
Room 2001, FanMei Building
No. 1 Naguan Zhengjie
Xi’an, Shaanxi, the People’s Republic of China
(Name and address of agent for service)

011-86-29-87074957
(Telephone number, including area code, of agent for service)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
 61 Broadway 32nd Floor
New York, NY 10006
Tel (212) 930-9700
Fax (212) 930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001	2,800,000	$0.45	$1,260,000	$89.84

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Bodisen Biotech, Inc., a Delaware corporation (the “Registrant” or the “Company”), which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The computation is based on the average bid and asked price of the Registrant’s common stock as reported on the Over-The-Counter Bulletin Board on December 16, 2010.

EXPLANATORY NOTE

This Registration Statement is being filed to register the grant of up to 2,800,000 shares of common stock of Bodisen Biotech, Inc., par value $0.001 per share, to certain employees of the Company either as stock or stock options, and the subsequent exercise of any stock options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or re-sales of common shares which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling shareholders named in the reoffer prospectus.

Item 1. Plan Information

The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b)(1) of the Securities Act as of the date of this Registration Statement. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Offering are available without charge by contacting:

Securities Liaison Officer
Bodisen Biotech, Inc.
Room 2001, FanMei Building
No. 1 Naguan Zhengjie
Xi’an, Shaanxi, People’s Republic of China 710068
Tel: 011-86-29-8707-4957

*   Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and Note to Part I of Form S-8.

REOFFER PROSPECTUS

The material that follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8. Pursuant to General Instruction C to Form S-8, the reoffer prospectus may be used in connection with reoffers and resales of shares that are deemed to be “control securities” or “restricted securities” acquired by the selling shareholders named in the reoffer prospectus pursuant to the Plan.

The information contained in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities until the Securities and Exchange Commission declares the related registration statement effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Reoffer Prospectus

550,000 Shares

Offered by Selling Stockholders of

Bodisen Biotech, Inc.

550,000 Shares of COMMON STOCK
(par value $.001 per share)

December 17, 2010

REOFFER PROSPECTUS

Biodisen Biotech, Inc.
550,000 Shares of
Common Stock

This reoffer prospectus relates to the sale of up to 550,000 shares of our common stock, $.001 par value per share, that may be offered and resold from time to time by existing selling stockholders identified in this prospectus for their own account issuable pursuant to our 2010 Incentive Stock Plan. It is anticipated that the selling stockholders will offer common shares for sale at prevailing prices on the Over-the-Counter Bulletin Board (“OTCBB”) on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares of common stock will be issued pursuant to awards granted under our 2010 Incentive Stock Plan. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

Our common stock is quoted on the OTCBB under the symbol BBCZ. The closing sale price for our common stock on December 16, 2010 was $0.50 per share.

Investing in our common stock involves risks. See "Risk Factors" on page 2 of this reoffer prospectus. These are speculative securities.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 17, 2010.

BODISEN BIOTECH, INC.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision. Contents from our website, www.bodisen.com, are not part of this prospectus.

THE COMPANY

Business Overview

We are engaged in developing, manufacturing and selling organic fertilizers, liquid fertilizers, pesticides and insecticides in the People’s Republic of China, and have developed a product line of over 60 items. We manufacture our proprietary product lines, which are then marketed and sold to distributors, which distributors in turn sell our products to farmers. In addition to our manufacturing and sales and marketing efforts, we conduct research and development to further improve existing products and to develop new formulae and products.

Bodisen Biotech, Inc. was incorporated on January 14, 2000, and our current structure is the result of a series of mergers and other combinations, including a reverse triangular merger with our predecessor, Stratabid.com, Inc. As a result of these transactions, Bodisen Biotech, Inc. owns 100% of Bodisen Agricultural Technology Co., Ltd., or “Bodisen Agricultural,” which in turn owns 100% of Yang Ling Bodisen Biology Science and Technology Development Company Limited, or “Yang Ling.” Yang Ling, which is our sole operating subsidiary, is located in the People’s Republic of China. Further details regarding these transactions are provided below in the summary of our history.

Our over 60 products cover three categories: organic compound fertilizers, liquid fertilizers, and pesticides and insecticides. Organic compound fertilizer products are our leading product category, accounting for approximately 66% and 97.9% of our revenue in 2009 and 2008, respectively. Liquid fertilizers accounted for approximately 4% and 1.2% of our revenue in 2009 and 2008, respectively. Pesticides and insecticides accounted for approximately 10% and 0.9% of our revenue in 2009 and 2008, respectively.

We currently distribute our products solely in the People’s Republic of China, and our products are currently sold within a group of approximately 20 Chinese agricultural provinces and government-controlled cities. Approximately 80% of our sales are attributable to the local Shaanxi province, 8% of sales are attributable to Henan province, and 5% of sales are attributable to Shaanxi province. We also sell a smaller percentage of our products to additional provinces and government-controlled cities, including Ningxia province, Guangdong province and Heilongjiang province.

Our Corporate Information

We maintain our corporate offices at Room 2001, FanMei Building, No. 1 Naguan Zhangjie, Xi’an City, Shaanxi Province, People’s Republic of China 710068. Our telephone number is (86) 29-87074957. We also have a website at www.bodisen.com.

The Offering

By this prospectus, the selling stockholders are offering up to 550,000 shares of our common stock, which are issuable pursuant to our 2010 Incentive Stock Plan dated December 16, 2010.  The selling stockholders are not required to sell their shares, and any sales of common stock by the selling stockholders are entirely at the discretion of the selling stockholders. We will receive no proceeds from the sale of the shares of common stock in this offering.

Common stock outstanding before the offering	18,710,250

Common stock issued which may be offered pursuant to this prospectus	550,000

Common stock to be outstanding after the offering	19,260,250

Use of Proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders

OTCBB Symbol	BBCZ

Risk Factors	The purchase of common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 2.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.

Risks Related To Our Business

Legal actions could result in financial losses or harm to our business.

We are, and in the future may be, subject to legal actions in the ordinary course of our operations, both domestically and internationally. In late 2006, various shareholders of our company filed eight purported class actions in the U.S. District Court for the Southern District of New York against our company and certain of our officers and directors (among others), asserting claims under the federal securities laws.  In 2007, the Court consolidated each of the actions into a single proceeding. On September 26, 2008, the Court entered a judgment in favor of the Company and closed the case.

In addition, we recently settled the litigation regarding our ownership of shares of China Natural Gas, Inc., which was our single largest asset, except construction in progress, based on market value of such shares at December 31, 2008. Pursuant to the settlement terms, we sold our 1,031,884 shares in China Natural Gas, Inc. to Ji Xiang, the original litigant, at a repurchase price of $3.80 per share, for an aggregate repurchase price of $3,921,159.  For more information relating to these matters, see Item 3 “Legal Proceedings.” Substantial legal liability in these or future legal or regulatory actions could have a material financial effect or cause significant reputational harm, which in turn could seriously harm our business prospects and our ability to continue as a going concern.

We may be exposed to potential risks relating to our internal control over financial reporting and our ability to have those controls attested to by our independent auditors.

We are (and were required last year) to include a report of management on our internal control over financial reporting in our annual reports on Form 10-K. Although this year, because we are now a smaller reporting issuer, our independent registered public accounting firm is not required to attest to and report on management’s assessment of the effectiveness of our internal control over financial reporting as well as the operating effectiveness of such internal controls for this year, such attestation of our independent registered public accounting firm was required in our annual report for the year ended December 2006, when we were considered to be an accelerated filer. We are in the process of instituting changes to satisfy our obligations in under the Sarbanes-Oxley Act. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.  While we have no reason to believe that our reported financial results and other information included in this annual report are inaccurate or incomplete in any material respect, we may nevertheless identify significant deficiencies or material weaknesses in our internal control over financial reporting in connection with the completion of our report. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, it could have a material adverse effect on our business, financial condition and results of operations.

 We may require additional financing in the future and a failure to obtain such required financing could inhibit our ability to grow.

As of September 30, 2010, we had $3,603,356 of cash and cash equivalents. Although we expect that our cash and cash flow from operations will be sufficient to meet our anticipated needs for the next twelve months, if we decide to expand our business more broadly than currently estimated, or if our business grows more rapidly than we expect, we may need to raise additional financing in the future. Our ability to obtain additional funding would be subject to a number of factors, including market conditions, operational performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional funding unattractive, or unavailable, to us. If we are not able to obtain additional financing in the future, we will not be able to grow our business, which could have a material adverse effect on our financial condition, results of operations and liquidity.

The terms of any future financing may adversely affect your interest as stockholders and could restrict the operation of our business.

If we require additional financing, we may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in our company. For example, any future indebtedness may be senior in right of payment to your shares upon liquidation. In addition, the terms of any future indebtedness may limit the operation of our business by imposing restrictions on our ability to grant security interests in our assets or make distributions, require us to comply with certain financial covenants or obtain consent before undertaking certain actions. Similarly, the terms of any equity securities we issue may be senior in right of payment of dividends to our common stock and may contain superior rights and other rights as compared to our common stock. Further, any such issuance of equity securities may dilute your interest in our company.

We may not be able to adequately protect and maintain our intellectual property.

Our success will depend on our ability to continue to develop and market fertilizer and pesticide/insecticide products. We protect our proprietary technology and formulae by keeping such technology or formulae confidential. If such technology or formulae are disclosed to a third party that is not under an obligation to keep the technology confidential, we may not be able to protect our technology or formulae against being exploited by third parties. We currently have not applied for patents for our technology products or formulae as we believe an application for such patents would result in public disclosure of our proprietary technology and formulae with no guarantee that we would have enforceable rights in our intellectual property. Public knowledge of our proprietary technology and formulae without enforceable intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our future success will depend in substantial part on the continued service of our senior management. The loss of the services of one or more of our key personnel could impede implementation of our business plan and result in reduced profitability. We do not carry key person life or other insurance in respect of any of our officers or employees (other than Directors’ & Officers’ (or D&O) insurance). Our future success will also depend on the continued ability to attract, retain and motivate highly qualified technical sales and marketing customer support. Because of the rapid growth of the economy in the People’s Republic of China, competition for qualified personnel is intense. We cannot guarantee that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain qualified personnel in the future. If we are unsuccessful in our efforts in this regard, it could have an adverse effect on our business, financial condition and results of operations.

We do not have supplier contracts with all of our trade vendors.

As is typical in the agricultural industry in the People’s Republic of China, we do not have supplier contracts with all of our trade vendors. Where we do not have contracts in place, we conduct business on an order-by-order basis. Because we do not have supply contracts in place, we have no guarantee that we will be able to continue to receive adequate supplies for the production of our products or that our suppliers will not continually raise their prices. Despite not having supplier contracts in place in every case, we believe that we have very good relations with the agricultural vendor community. Nonetheless, because we conduct business in this fashion, it exposes us to some risk in the production of our products, which could have an adverse effect on our business, financial condition and results of operations.

We currently rely on a small number of suppliers for raw materials used to produce our products.

For the year ended December 31, 2009, three vendors provided 30% , 23%, and 20% of our raw materials (compared to one vendor providing 16% of our raw materials in 2008). Although we have written agreements with these suppliers, we cannot guarantee that they will comply with the terms of our agreements, or that they will be able to deliver sufficient quantities of these raw materials in order for us to meet the increasing demand for our products. If we are not able to manufacture our products because of issues in the supply of necessary raw materials, it could have a material adverse effect on our business, financial condition and results of operations.

 Disruptions to our chain of production could have a material adverse effect on our business.

If there is disruption in our chain of production - from receipt of raw materials, to stoppages at our facilities, to delivery of our products - for whatever reason, it could have a material adverse effect on our business. The manufacture of our products relies on the delivery of raw materials to our facilities, the absence of work stoppages or other problems at our manufacturing facilities, as well as the ability to ship our products in a timely fashion. Although disruptions are infrequent, they can have an effect on our operations. For example, in mid-2006, road construction began in front of one of our manufacturing facilities, which affected our ability to receive supplies and ship products and consequently had a negative effect on our business. Similar road improvement projects over which we have no control could occur in the future. If we are unable to manufacture and deliver our products in a timely fashion, we could suffer harm to our reputation and our revenues and operating expenses could be negatively affected.

We may be unable to pass along raw materials price increases to our customers, which could negatively affect our results of operations.

The raw materials that we use in the manufacture of our products are subject to fluctuation due to market prices. If raw materials prices significantly increase and we are unable to pass along these costs to our customers, our operating expenses will increase and our results of operations could be negatively affected.

We sell many of our products on credit, which exposes us to risk of payment defaults. We also make interest-free and unsecured advances to suppliers for the purchase of materials, which exposes us to risk of default.

As is typical in the People’s Republic of China, we generally sell our products to distributors on a rolling basis. This means that there is a lag between when we deliver our products to our distributors (and recognize revenues for those shipments) and when we receive payment for those products. Typically, accounts are settled anywhere from one to two months and up to seven months after delivery of our products, although we may extend other payment terms to our distributors depending on their ability to pay. Often times, if a customer does not order additional products for delivery, we do not have significant leverage to ensure prompt payment of outstanding accounts. In addition to accounts receivables from customers, we also make advances to suppliers for the purchase of their materials. These activities expose us to risk of default. A farmer’s inability to sell his agricultural goods, or grow crops due to inclement weather, could hinder his ability to timely pay his credit obligations to our distributors, which affects their ability to make payment to us. Notably, in 2009, many of our customers did not make payments to our company for products delivered and we no longer believe that we will be able to collect such payments. Further, we have no guarantee that our suppliers will meet their delivery obligations to our company in order for us to produce our goods in a timely fashion. As of September 30, 2010, we had accounts receivable, net of allowance for doubtful accounts, of $241,145.05 compared to $719,607 in 2008, advances to suppliers of $0 compared to $0 in 2008, and we had allowances for doubtful accounts of $4,282,684.01 compared to $6,069,700 in 2008. If an unexpected number of our suppliers and creditors continue to default in their obligations to us, it could have a material adverse effect on our liquidity.

Adverse weather conditions could reduce demand for our products, which could have a negative effect on our revenues.

Demand for our products fluctuates significantly with weather conditions, which may delay the use of our products on crops or render them unnecessary at all. In addition, demand for our products is also affected by natural disasters such as floods, drought, hail, tornadoes and earthquakes. If demand for our products declines, this would have a negative effect on our revenues. In addition, in the event that crop yields are reduced for any reason, including natural disasters, farmers may default on their payments to our distributors, who, in turn, could default on their payments to our company. Further, we have no guarantee that our suppliers will meet their delivery obligations to our company in order for us to produce our goods in a timely fashion. In 2007, for example, there was unseasonably cold spring weather in Shaanxi, which was followed by a flood and drought in the third quarter of 2007. These events affected crop plantings and the use of fertilizers, which had a material adverse effect on our 2007 revenues. Further, many of our customers did not make payments to our company in 2007 for products delivered and we had allowances for doubtful accounts of $669,672 at September 30, 2010 compared to $2,196,072 at December 31, 2009. Continued defaults could have a negative effect on our cash flows and results of operations.

Our success depends upon the development of the People’s Republic of China’s agricultural industry.

The People’s Republic of China is currently the world’s most populous country and one of the largest producers and consumers of agricultural products. Over 40% of the People’s Republic of China’s labor force is engaged in agriculture, even though only about 14% of the land is suitable for cultivation. (Source: CIA Factbook) Although the People’s Republic of China hopes to further increase agricultural production, incomes for Chinese farmers are stagnating. Despite the Chinese government’s continued emphasis on agricultural self-sufficiency, inadequate port facilities and a lack of warehousing and cold storage facilities impedes the domestic agricultural trade. If the Chinese agricultural market does not develop, or develops slower than we expect, it could have an adverse effect on our business, financial condition and results of operations.

Our operating subsidiary may be restricted from making distributions to our company.

We are a legal entity separate and distinct from Yang Ling, which is our indirect wholly-owned operating subsidiary. Aside from our financing activities, the receipt of dividends from Yang Ling is currently our only other source of cash to pay shareholder dividends and to meet our other obligations. Yang Ling is subject to Chinese regulations that currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. These accounting standards and regulations also require Yang Ling to set aside a portion of its after tax profits to fund certain reserve funds. See Note 11 to our consolidated financial statements included in this annual report for more information about these regulations. Although it has been able to do so, to date Yang Ling has not paid us any dividends. In the future, if Yang Ling does not accumulate sufficient profits under Chinese accounting standards and regulations after funding the required reserves, it will not be able to pay us any dividends, and consequently, we may be unable to pay any dividends to our stockholders.

We do not anticipate paying dividends on our common stock.

We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future. Our Board of Directors currently intends to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business.

Our corporate structure may subject you to two levels of taxation on the payment of dividends or upon a disposition of our operating subsidiary, thereby substantially reducing the return on your investment.

If Yang Ling, our wholly-owned indirect subsidiary, pays a dividend to us, its parent company, for distribution to our stockholders as a dividend, or if Yang Ling (rather than us, its parent company) is ultimately sold, the dividend or the proceeds of that transaction would be subject to two levels of tax: one at the parent corporate level and one at the parent stockholder level. Because we conduct our operations through Yang Ling, any dividends we pay must come from Yang Ling. Additionally, if a sale were to occur, it would most likely be Yang Ling that would be sold, rather than our company. Because of applicable tax laws, if Yang Ling pays a dividend to us in the future or if Yang Ling is sold in the future, those proceeds may be subject to two levels of taxation: (i) we will pay tax on the dividend or sale proceeds received from Yang Ling, and (ii) our stockholders will pay tax on the distribution of the dividend or the proceeds of the sale. These two levels of taxation will effectively reduce the financial return on your investment in our company.

The industry in which we do business is highly competitive and we face competition from numerous fertilizer manufacturers in China and elsewhere.

We compete with numerous local Chinese fertilizer manufacturers. Although we may have greater resources than many of our competitors, most of which are small local fertilizer companies, it is possible that these competitors have better access in certain local markets to customers and prospects, an enhanced ability to customize products to a particular region or locality and established local distribution channels within a small region. Furthermore, we may face competition from international producers and traders who import products into China that generally are of higher quality than those produced in the local Chinese market. Although we believe that we have many competitive strengths that differentiate our products and the Bodisen brand, we nevertheless must compete aggressively to maintain and grow our market share. If we are not successful in our marketing and advertising efforts to increase awareness of our brands, our revenues could decline and it could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to obtain regulatory or governmental approvals for our products.

The manufacture and sale of our agricultural products in the People’s Republic of China is regulated by the People’s Republic of China and the Shaanxi Provincial Government. The legal and regulatory regime governing our industry is evolving, and we may become subject to different, including more stringent, requirements than those currently applicable to our company. Because we must obtain permits and other regulatory approvals for the manufacture of our products, we may be vulnerable to local and national government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate their agreements or other understandings with us, or implement new or more stringent requirements, which may require us to suspend or delay production of our products. For example, we are still delaying the launch of our Mancozeb product line because the Chinese government pesticide office instituted a review of all pesticide production companies. Although our licenses and regulatory filings are current, we have had to suspend the installation of our Mancozeb facility pending the completion of the government review. If we are unable to manufacture and distribute our products, even temporarily, it could have a material adverse effect on our business, financial condition and results of operations.

 Risks Related to the People’s Republic of China

The People’s Republic of China’s Economic Policies could affect our Business.

Virtually all of our assets are located, and virtually all of our revenues are derived from our operations, in the People’s Republic of China. Accordingly, our business, financial condition and results of operations are subject, to a significant extent, to the economic, political and legal developments in the People’s Republic of China.

While the People’s Republic of China’s economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of the People’s Republic of China, but they may also have a negative effect on us. For example, operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

Over the past 20 years, the Chinese economy has experienced periods of rapid expansion and fluctuating rates of inflation. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action that could inhibit economic activity in China, and thereby harm the market for our products, which could have a negative effect on our business, financial condition and results of operations.

The economy of the People’s Republic of China has been changing from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in the People’s Republic of China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over the People’s Republic of China’s economic growth through the allocation of resources, the control of payment of foreign currency- denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

Capital outflow policies in the People’s Republic of China may hamper our ability to remit income to the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations may require us to comply with complex regulations for the movement of capital. Although we believe that we are currently in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change; we may not be able to remit all income earned and proceeds received in connection with its operations or from the sale of its operating subsidiary to our stockholders.

Fluctuation of the Renminbi may indirectly affect our financial condition and your investment by affecting the volume of cross- border money flow.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. According to the currency website www.xe.com, as of December 31, 2009, $1 = 6.828 Renminbi. As we rely entirely on revenue earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenue and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for Yang Ling’s operations, appreciation of the Renminbi against the U.S. dollar would diminish the value of the proceeds of the offering and this could harm Xi’an Pharmaceuticals’ business, financial condition and results of operations because it would reduce the proceeds available to us for capital investment in proportion to the appreciation of the Renminbi. Thus if we raise 1,000,000 dollars and the Renminbi appreciates against the U.S. dollar by 15%, then the proceeds will be worth only RMB 5,803,800 as opposed to RMB 6,828,000 prior to the appreciation. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi; the U.S. dollar equivalent of the Renminbi we convert would be reduced in proportion to the amount the U.S. dollar appreciates. In addition, the depreciation of significant RMB denominated assets could result in a charge to our income statement and a reduction in the dollar value of these assets. Thus if Xi’an Pharmaceuticals has RMB 1,000,000 in assets and Renminbi is depreciated against the U.S. dollar by 15%, then the assets will be valued at $124,487 as opposed to $146,456 prior to the depreciation.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 17.5% appreciation of the Renminbi against the U.S. dollar as of December 31, 2009. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

We may have difficulty establishing adequate management, legal and financial controls in the People’s Republic of China.

The People’s Republic of China historically has not adopted a Western style of management and financial reporting concepts and practices, modern banking, computer or other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the People’s Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Because most of our directors and all of our officers reside outside of the United States and virtually all of our assets are located in the People’s Republic of China, you may have difficulty enforcing certain rights.

Any parties who file litigation against our officers and directors may have difficulty serving their lawsuit and acquiring personal jurisdiction because all of our executive officers and most of our directors reside in the People’s Republic of China. For the same reason, it may be difficult for parties who file litigation against those of our officers and directors who reside in the People’s Republic of China to enforce judgments that a jurisdiction other than the People’s Republic of China enters against them. In addition, because virtually all of our assets are located in the People’s Republic of China, it may be difficult to access those assets to satisfy any monetary judgment that a jurisdiction other than the People’s Republic of China enters against us.

Risks Related to Our Common Stock

Our common stock is no longer listed on the American Stock Exchange, or Amex, and until February 2010 was quoted only on the Pink Sheets in the United States, which may have an unfavorable impact on our stock price and liquidity.

On November 6, 2006, we received notice of deficiency from the Amex that we were not in compliance with certain continued listing standards and on March 22, 2007, we received notice from Amex of its intent to delist our shares of common stock. We decided not to appeal Amex’s decision and from April 2007 through January 2010 our common stock was quoted in the United States on the Pink Sheets under the symbol “BBCZ.” As of February 1, 2010, we have obtained clearance from FINRA and have been quoted on the OTCBB under the symbol “BBCZ.” The Pink Sheets and the OTCBB are a significantly more limited market than the Amex and the quotation of our shares on the Pink Sheets or OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock in the United States. This could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

The market price for our common stock may be volatile, which could result in a complete loss of your investment.

Our common stock is not widely traded or traded in great volume. This was the case even prior to delisting from Amex. Because of the limited trading market and volume, the market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates by securities analysts;

•	market conditions, including new product announcements by us or our competitors, changes in the economic performance or market valuations of competitor companies, as well as acquisition announcements;

•	additions or departures of key personnel; and

•	legal and regulatory developments.

Volatility in our common stock price may make the value of an investment in our shares more speculative.

We could become subject to penny stock regulations and restrictions, which could make it difficult for our stockholders to sell their shares of stock in our company.

SEC regulations generally define “penny stocks” as equity securities that have a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As of December 16, 2010, the closing bid price for our common stock was $0.45 per share. Although we currently meet the net worth exemption from the “penny stock” definition, no assurance can be given that such exemption will be maintained. If we lose the exemption, our common stock may become subject to Rule 15g-9 under the Exchange Act, which regulations are commonly referred to as the “Penny Stock Rules.” The Penny Stock Rules impose additional sales practice requirements on broker-dealers prior to selling penny stocks, which may make it burdensome to conduct transactions in our shares. If our shares become subject to the Penny Stock Rules, it may be difficult to sell shares of our stock, and because it may be difficult to find quotations for shares of our stock, it may be impossible to accurately price an investment in our shares. There can be no assurance that our common stock will continue to qualify for an exemption from the Penny Stock Rules. In any event, even if our common stock continues to remain exempt from the Penny Stock Rules, we remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of a penny stock if the SEC determines that such a restriction would be in the public interest.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER
INFORMATION
CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Business” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders.  We will receive no proceeds from the sale of shares of common stock in this offering.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus (the "Selling Stockholders") are offering 550,000 shares offered through this prospectus pursuant to the shares granted to the selling stockholders pursuant to 2010 Incentive Stock Plan.

If, subsequent to the date of this reoffer prospectus, we grant any further awards to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of December 17, 2010 information regarding the beneficial ownership of our common shares held by each of the selling stockholders, including:

1.	the number of common shares owned by each selling stockholder prior to this offering;

2.	the total number of common shares that are to be offered by each selling stockholder;

3.	the total number of common shares that will be owned by each selling stockholder upon completion of the offering; and

4.	the percentage owned by each selling stockholder.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issued pursuant to our 2010 Incentive Stock Plan. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Because the selling stockholders may offer all or part of the common shares currently owned, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering. The common shares currently owned offered by this reoffer prospectus may be offered from time to time by the selling stockholders named below.

	SHARES BENEFICIALLY OWNED PRIOR TO THIS OFFERING(1)			NUMBER OF SHARES BEING	SHARES BENEFICIALLY OWNED UPON COMPLETION OF THE OFFERING(1)
NAME	NUMBER		PERCENT(2)	OFFERED	NUMBER	PERCENT(2)

Bo Chen (3)	1,810,000	(3)	9.67	200,000	1,410,000	7.54
Qiong Wang (3)	1,810,000	(3)	9.67	200,000	1,410,000	7.54
Chunsheng Wang	150,000		*	150,000	0	0

TOTAL SHARES OFFERED	550,000		2.86%		0	0

* less than one percent

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.  “Shares Beneficially Owned After the Offering” assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders.

(2)
Applicable percentage ownership is based on 18,710,250 shares of common stock outstanding as of December 17, 2010, together with securities exercisable or convertible into shares of common stock within 60 days of December 17, 2010 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 17, 2010 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Bo Chen, Chief Executive Officer and director, and Qiong Wang, director, are husband and wife.  The shares reflected as being owned by Mr. Chen and Ms. Wang prior to the offering represent (i) 890,000 shares owned by Mr. Chen and (ii) 920,000 shares owned by Ms. Wang.   Each of Mr. Chen and Ms. Wang disclaims beneficial ownership in the shares of beneficially owned by the other.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PLAN OF DISTRIBUTION

Timing of Sales

Under our 2010 Incentive Stock Plan, we are authorized to issue up to 2,800,000 shares of our common stock.

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

The common shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to include, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

Our legal counsel, Sichenzia Ross Friedman Ference LLP, located at 61 Broadway, New York, NY 10006, is passing on the validity of the issuance of the common stock offered under this prospectus.

EXPERTS

Our financial statements as of and for the years ended December 31, 2009 and 2008, included in this prospectus, have been audited by Acquavella, Chiarelli, Shuster, Berkower & Co., LLP, our independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

(a)          The Registrant’s latest annual report on Form 10-K filed on March 30, 2010 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial information for the Company’s fiscal year ended December 31, 2009.

(b)         The Registrant’s quarterly report on Form 10-Q filed on May 14, 2010, pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s document referred to in (a) above.

(c)          The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form SB-2/A filed on August 2, 2006, pursuant to Section 12 of the Securities Act.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer of Bodisen Biotech, Inc. if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Registrant’s Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extend such indemnities to the full extent permitted by Delaware law. The Registrant may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which we could not indemnify such persons.

In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by one of the Registrant’s directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the Registrant’s directors, officers, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and it will be governed by the final adjudication of such issue.

Indemnification against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

BODISEN BIOTECH, INC.

550,000 SHARES OF COMMON STOCK

PROSPECTUS

December 17, 2010

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents and information heretofore filed with the Commission by the Registrant are incorporated herein by reference in this registration statement:

(a)          The Registrant’s latest annual report on Form 10-K filed on March 30, 2010 and as amended on October 27, 2010, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial information for the Company’s fiscal year ended December 31, 2009.

(b)          The Registrant’s quarterly reports on Form 10-Q /A for the period ended March 31, 2010 filed on October 27, 2010, the period ended June 30, 2010, filed on October 27, 2010, and the quarterly report on Form 10-Q for the period ended September 30, 2010 filed on November 22, 2010, and the Registrant’s current report on Form 8-K filed August 31, 2010, pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s document referred to in (a) above.

(c)          The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form SB-2/A filed on August 2, 2006, pursuant to Section 12 of the Securities Act.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act and accordingly, no information under Item 202 of Regulation S-K is required.

Item 5.   Interests of Named Experts and Counsel.

None.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer of Bodisen Biotech, Inc. if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Registrant’s Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extend such indemnities to the full extent permitted by Delaware law. The Registrant may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which we could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by one of the Registrant’s directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the Registrant’s directors, officers, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and it will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit No.	Description

4.1	Bodisen Biotech, Inc. 2010 Incentive Stock Option Plan.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP with respect to the legality of the common stock registered hereby.

23.1	Consent of Sichenzia Ross Friedman Ference LLP (contained in its opinion filed herewith in Exhibit 5.1).

23.2	Consent of Acquavella, Chiarelli, Shuster, Berkower & Co., LLP.

Item 9.         Undertakings.

(a)      The undersigned Registrant hereby undertakes:

           (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xi’an, the People’s Republic of China, on December 17, 2010.

BODISEN BIOTECH, INC.

By:	/s/ Bo Chen
Bo Chen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By:	/s/ Bo Chen
Bo Chen
Chief Executive Officer and Director

By:	/s/ Junyan Tong
Junyan Tong
Chief Financial Officer

By:	/s/ Qiong Wang
Qiong Wang
Director

By:	/s/ Chenglin Guo
Chenglin Guo
Director